UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

 (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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For Immediate Release

TravelCenters of America Confirms ARKO Corp. Proposal is Not Superior

to the Previously Announced BP Transaction

TA’s Board Unanimously Concluded that ARKO’s Unsolicited Proposal Bears Significant Financing and Closing Risk Given ARKO’s Lack of Committed Financing and Sub-Investment Grade Credit Rating and is Not in the Best Interest of TA Shareholders

WESTLAKE, Ohio – Mar. 28, 2023 – TravelCenters of America Inc. (Nasdaq: TA) today confirmed that the Board of Directors (the “Board”) previously reviewed and determined that the conditional, unsolicited and unfinanced proposal from ARKO Corp. (Nasdaq: ARKO) to acquire TA is neither superior to the transaction TA previously agreed to with BP Products North America Inc. (“BP”) nor is it likely to lead to a superior proposal.

In a news release and letter to TA, both distributed on March 27, 2023, ARKO restated the terms of its March 14, 2023 proposal and asked TA’s Board to reconsider its proposal.

On March 14, 2023, ARKO submitted an unsolicited, non-binding indication of interest to acquire TA. Following a comprehensive review with its financial and legal advisors, the TA Board unanimously concluded that ARKO’s proposal did not constitute a superior proposal and could not reasonably be expected to lead to a superior proposal. Among the reasons the Board determined that ARKO’s proposal was neither a superior proposal nor likely to lead to a superior proposal was the high level of execution risk resulting from ARKO’s failure to obtain committed financing and that ARKO’s sub-investment grade credit rating was not attractive to Service Properties Trust (Nasdaq: SVC), the landlord of most of TA’s properties.

As previously announced on February 16, 2023, TA entered into a merger agreement with BP, pursuant to which BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash, which represents an 84% premium to the average trading price of the prior 30 trading days before announcement. The BP transaction was unanimously approved by the TA Board of Directors.

The BP transaction is the result of an extensive process during which TA and its advisors engaged with multiple potential buyers who the TA Board believed could close with cash on hand or otherwise had committed financing. In addition, in order to meet SVC’s minimum credit criteria for the new tenant and guarantor of the leases between TA and SVC, only parties that had a minimum investment grade credit rating of BBB/Baa2 were invited into the process. BP is financing the transaction with cash on hand and has an investment grade credit rating of A3/A-. As ARKO concedes, ARKO requires third party capital to close any potential acquisition and its sub-investment credit rating of B+/B2 is several notches below BBB/Baa2.

A condition to consummation of the BP transaction is approval by shareholders who own a majority of TA’s shares outstanding. SVC, which owns 7.8% of TA’s shares outstanding, and The RMR Group (Nasdaq: RMR), which owns 4.1% of TA’s shares outstanding, both have agreed to vote their shares in favor of the transaction. TA has set a record date of March 23, 2023 and has filed its preliminary proxy statement for shareholder approval of the BP transaction. Subject to shareholder and regulatory approval, the parties are targeting closing the acquisition by mid-year 2023.

About TravelCenters of America

TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its over 18,000 team members serve guests in 281 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business unit, eTA, focused on sustainable energy options for professional drivers and motorists. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of TravelCenters of America Inc. (“TravelCenters”) by BP Products North America Inc. (“Parent”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, TravelCenters plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. TravelCenters may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by TravelCenters with the SEC.

BEFORE MAKING ANY VOTING DECISION, TRAVELCENTERS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY TRAVELCENTERS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a TravelCenters stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in TravelCenters’ proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents TravelCenters files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. TravelCenters makes available free of charge on its investor relations website at investors.ta-petro.com/investors copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger by and among TravelCenters, Bluestar RTM Inc. and Parent, dated as of February 15, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

TravelCenters and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from TravelCenters’ stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of TravelCenters’ directors and executive officers in TravelCenters’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 1, 2023, and its definitive proxy statement for the 2022 annual general meeting of stockholders, which was filed with the SEC on April 7, 2022. To the extent the holdings of TravelCenters’ securities by TravelCenters’ directors and executive officers have changed since the amounts set forth in TravelCenters’ proxy statement for its 2022 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from TravelCenters’ stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of TravelCenters’ stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the TravelCenters’ website at https://investors.ta-petro.com/.

Warning Regarding Forward Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Parent’s or TravelCenters’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner;. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TravelCenters’ Annual Report on Form 10-K filed with the SEC on February 23, 2022, and those factors detailed from time to time in TravelCenters’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TravelCenters does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Stephen Colbert

TravelCenters of America

scolbert@ta-petro.com

Media Contacts:

Tina Arundel

TravelCenters of America

tarundel@ta-petro.com

Andrew Siegel / Jack Kelleher

Joele Frank

212-355-4449